UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2007

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      On June 19, 2007, the Compensation Committee of our Board of Directors put in place a special incentive and retention program for our employees.  In connection with this program, our executive officers were granted options to acquire shares of our common stock under the AtheroGenics, Inc. 2004 Equity Ownership Plan.  The option grants are effective as of June 19, 2007 and have an exercise price of $2.41 per option, which is equal to the closing price of a share of the Company’s common stock as reported by the Nasdaq Global Market on such date.  Twenty five percent of the options vest on June 19, 2008, twenty five percent vest on December 19, 2008 and fifty percent vest on June 19, 2009.  The options expire June 19, 2017.  The following is a summary of the option grants to our executive officers:

Name	Title	Number of Shares

Russell M. Medford, M.D., Ph.D.	Chief Executive Officer and President	96,691

Mark P. Colonnese	Executive Vice President, Commercial Operations and Chief Financial Officer	65,728

Robert A. D. Scott, M.D.	Executive Vice President, Research and Development and Chief Medical Officer	65,728

Joseph M. Gaynor, Jr.	Senior Vice President, General Counsel and Corporate Secretary	57,200

W. Charles Montgomery, Ph.D.	Senior Vice President, Business Development and Alliance Management	59,280

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: June 22, 2007	/s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

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